Exhibit 5.1

September 10, 2012

Zillow, Inc.

1301 Second Avenue, Floor 31

Seattle, Washington 98101

Re:	Registration Statement on Form S-3: File No. 333-183111
Registration Statement on Form S-3: File No. 333-183756

Ladies and Gentlemen:

We have acted as counsel to Zillow, Inc., a Washington corporation (the “Company”) in connection with (a) the preparation and filing with the Securities and Exchange Commission (the “SEC”) of the registration statement on Form S-3 initially filed on August 7, 2012 (File No. 333-183111), as subsequently amended on Form S-3/A on August 24, 2012 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), (b) the preparation and filing with the SEC of the registration statement on Form S-3 pursuant to Rule 462(b) under the Securities Act, filed on September 6, 2012 (File No. 333-183756) (the “462(b) Registration Statement” and together with the Registration Statement, the “Registration Statements”), and (b) the preparation and filing with the SEC of a prospectus supplement dated September 6, 2012 (the “Prospectus Supplement”) and the related prospectus dated September 5, 2012 included therein (the “Based Prospectus” and together with the Prospectus Supplement, the “Prospectus”) filed in connection with the Registration Statements, with respect to the sale in an underwritten public offering (the “Offering”) of up to 4,600,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), including 575,000 shares being sold by the selling shareholders named in the Prospectus (the “Selling Shareholders Shares”), 3,425,000 shares being issued and sold by the Company (the “Base Company Shares”), and up to 600,000 shares of Class A common stock which may be issued and sold by the Company pursuant to the exercise of the underwriters option to purchase additional shares in connection with the Offering (together with the Base Company Shares, the “Company Shares”). The Selling Shareholders Shares and the Company Shares are to be sold pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”), which is referred to in the Prospectus, among the Company, the selling shareholders named therein and the underwriters named therein.

We have examined the Registration Statements, the Prospectus, the Underwriting Agreement and such documents and records of the Company and other documents as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies, (iii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed and (iv) the effectiveness of the Registration Statements.

Zillow, Inc.

September 10, 2012

Based upon the foregoing, we are of the opinion that:

1. The Company Shares have been duly authorized by all necessary corporate action of the Company and, assuming (i) the due execution by the Company and registration by its registrar of the Company Shares, (iii) the offering and sale of the Company Shares in accordance with the Underwriting Agreement and (v) receipt by the Company of the consideration therefor in accordance with the terms of the Underwriting Agreement, the Company Shares will be validly issued, fully paid and nonassessable.

2. The Selling Shareholders Shares are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the SEC on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statements and any amendments thereto, including any and all post-effective amendments, and to the reference to us under the headings “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ PERKINS COIE LLP